Exhibit 13.1

CERTIFICATION OF CEO AND CFO

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of ESSA Pharma Inc. (the "Registrant") filed under cover of Form 20-F for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David Parkinson as Chief Executive Officer of the Registrant and David Wood as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Parkinson
Name:	David Parkinson
Title:	Chief Executive Officer
Date:	December 14, 2016

/s/ David Wood
Name:	David Wood
Title:	Chief Financial Officer
Date:	December 14, 2016

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.